OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.

                             ARTICLES SUPPLEMENTARY


             OPPENHEIMER QUEST CAPITAL VALUE FUND, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the "1940 Act").

             SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V(a) of the Charter of the Corporation, the Board of Directors has duly classified 100,000,000 shares of undesignated common stock (par value $.0001 per share) of the Corporation into a new class of Common Stock-Oppenheimer Quest Capital Value Fund Series (par value $.0001 per share) of the Corporation known as "Class N shares" and has provided for the issuance of such class.

             THIRD: The terms of the Class N shares (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as established by the Board of Directors are as set forth in Article V of the Charter of the Corporation for all other classes of Common Stock-Oppenheimer Quest Capital Value Fund Series (par value $.0001 per share) of the Corporation, subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the 1940 Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

             FOURTH: As of immediately before the reclassification:

                     (a) The total  number  of  shares  of stock of all  classes which the Corporation has authority to issue is 1,000,000,000 (one billion) shares of common stock (par value $.0001 per share), of which 500,000,000 (five hundred million) are classified as Common Stock-Oppenheimer Quest Capital Value Fund Series (par value $.0001 per share), consisting of three classes of shares designated as 300,000,000 (three hundred million) Class A shares (par value $.0001 per share), 100,000,000 (one hundred million) Class B shares (par value $.0001 per share), and 100,000,000 (one hundred million) Class C shares (par value $.0001 per share), and of which 500,000,000 (five hundred million) are not further classified.

                     (b) The aggregate par value of all shares of stock of the Corporation having a par value is $100,000.

             FIFTH:  As reclassified:

                     (a) The total  number  of  shares  of stock of all  classes which the Corporation has authority to issue is 1,000,000,000 (one billion) shares of common stock (par value $.0001 per share), of which 600,000,000 (six hundred million) are classified as Common Stock-Oppenheimer Quest Capital Value Fund Series (par value $.0001 per share), consisting of four classes of shares designated as 300,000,000 (three hundred million) Class A shares (par value $.0001 per share), 100,000,000 (one hundred million) Class B shares (par value $.0001 per share), 100,000,000 (one hundred million) Class C shares (par value $.0001 per share)and 100,000,000 (one hundred million) Class N shares (par value $.0001 per share), and of which 400,000,000 (four hundred million) are not further classified.

                     (b) The aggregate par value of all shares of stock of the Corporation having a par value is $100,000.



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IN WITNESS WHEREOF,  OPPENHEIMER QUEST CAPITAL VALUE FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on February __, 2001.

WITNESS:                                  OPPENHEIMER QUEST CAPITAL VALUE
                                           FUND, INC.



By:/s/ Andrew J. Donohue                     By:/s/ O. Leonard Darling
-------------------------                    ---------------------------
Andrew J. Donohue, Secretary                 O. Leonard Darling, Vice President


             THE UNDERSIGNED, Vice President of OPPENHEIMER QUEST CAPITAL VALUE FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              By:/s/ O. Leonard Darling
                                              ----------------------------
                                              O. Leonard Darling, Vice President